                                                                   Exhibit 10.24

OPTION NO.

OPTIONEE:         Hugh Panero

DATE OF GRANT:    As of July 1, 1998, amended as of July 8, 1999.

OPTION PRICE:     $509,711 per share

COVERED SHARES:   5.00 shares of the Class A common stock of XM
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                       XM SATELLITE RADIO HOLDINGS INC.
                             1998 SHARE AWARD PLAN

                     NON-QUALIFIED STOCK OPTION AGREEMENT


1.   Definitions.  Terms defined in the Plan and not otherwise defined in this
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Agreement are used in this Agreement as defined in the Plan. In this Agreement, except where the context otherwise indicates, the following definitions apply:

     A.  "Agreement" means this Non-Qualified Stock Option Agreement.

     B.  "XM" means XM Satellite Radio Holdings Inc., a Delaware corporation.

     C. "Committee" means the committee appointed by the XM Board of Directors to administer the Plan.

     D.  "Covered Shares" means the Shares subject to the Option.

     E. "Date of Exercise" means the date on which XM receives notice of the exercise, in whole or in part, of the option pursuant to Section 5.A. of this Agreement.

     F. "Date of Expiration" means, subject to the provisions of Section 3.C and D of this Agreement, ten (10) years after the Date of Grant.

     G. "Date of Grant" means the date set forth as the "Date of Grant" on page 1 of this Agreement.

     H. "In-Orbit Acceptance of XM's Second Satellite" shall mean that the second satellite determined by XM to be a "Satisfactorily Operating Satellite" as defined in Section 1.1(sss) of the "Satellite Purchase Contract for In-Orbit Delivery by and between American Mobile Radio Corporation [XM Satellite Radio Inc.] and Hughes Space and Communication International, Inc." dated as of March 20, 1998, as may be amended from time to time.

     I. "Option" means the non-qualified stock option granted to the Optionee in Section 2 of this Agreement.

     J. "Option Period" means the period beginning on the Date of Grant and terminating on the Date of Expiration.

     K. "Option Price" means the dollar amount per Share set forth as the Option Price on page 1 of this Agreement.

     L. "Optionee" means the person identified as the "Optionee" on page 1 of this Agreement.

     M. "Plan" means the XM 1998 Shares Award Plan, as the same may be amended from time to time.

     N. "Public Offering" has the meaning set forth in Section 6.B of this Agreement.

     O.  "Securities Act" means the Securities Act of 1933, as amended.

     P.  "Shares" means shares of Class A common stock of XM.

2.   Grant of Option.  Pursuant to the Plan and subject to the terms of this
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Agreement, XM grants to the Optionee the Option to purchase from XM that number of Shares identified as the "Covered Shares" on page 1 of this Agreement, exercisable at the Option Price, effective on the Date of Grant.

3.   Terms of the Option.
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     A.  Type of Option.  The Option is intended to be a non-qualified stock
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option and is not an incentive stock option within the meaning of Section 422 of the Code.

     B.  Vesting and Exercise.  The Option may be exercised during the Option
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Period, subject to the limitation that the Option shall vest in three (3) equal annual installments such that:

         (a) no portion of the Covered Shares may be exercised during the first year following the Date of Grant;

         (b) during the second year following the Date of Grant, the Option may be exercised to a maximum of 33 1/3 % of the Covered Shares (i.e., 1 and 2/3 shares vest);

         (c) during the third year following the Date of Grant, the Option may be exercised to a cumulative maximum of 66 2/3% of the Covered Shares (i.e., an additional 1 and 2/3 shares vest);

         (d) thereafter the Option with respect to the Covered Shares may be exercised in full (i.e., an additional 1 and 2/3 shares vest);

         provided, that with respect to the vesting of one share in each of the
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         cases set forth in clauses (b), (c) and (d) above (i.e. with respect to a total of three shares), the performance objectives set forth in Exhibit B to this Agreement are met at the time of each such vesting period in accordance with the terms of Exhibit B.

     C.  Termination of employment:  If the Optionee's employment terminates
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during the Option Period, the Option may be exercised for the following periods after such termination: zero (0) months in the case of a termination for Cause (as defined in the Employment Agreement between the Corporation and Optionee); three (3) months in the case of a voluntary termination; six (6) months following an involuntary termination, or twelve (12) months in the case of death, disability, retirement or voluntary or involuntary termination after a Change of Control. Upon the Optionee's termination of employment, the Option shall be exercisable only to the extent that it was vested and exercisable as of the date of the Optionee's termination, except that in the case of the Optionee's death or involuntary termination within one year of a Change of Control, the Option shall vest immediately in full and shall be fully exercisable by the Optionee or the Optionee's authorized representative or by his or her properly appointed attorney-in-fact, guardian, trustee, or conservator, as the case may be.

     D.  Nontransferability.  The Option is not transferable by the Optionee
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other than (i) by will or by the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and is exercisable, during the Optionee's lifetime, only by the Optionee or, in the case of the Optionee's legal disability, by the Optionee's legal representative except as provided in paragraph C of this Section 3.

4.   Capital Adjustments.  The number of Covered Shares and the Option Price
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shall be subject to such adjustment, if any, in accordance with Section 11(a) of the Plan.

5.   Method of Exercise.
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     A.  Notice.  The Option shall be exercised, in whole or in part, by the
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delivery to XM of written notice of such exercise, in such form as the Committee may from time to time prescribe, accompanied by:

          (a) full payment in cash or readily available funds or in Shares in the amount of the Option Price with respect to that portion of the Option being exercised or pursuant to a cashless exercise program to be established by the Committee in accordance with Section 4(b) of the Plan; and

          (b) any amount that must be withheld by XM for Federal, State, and/or local tax purposes, payable either in cash or in Shares, including through withholding of Shares upon exercise; and

          (c) such representations and documents as the corporation, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other Federal or State securities laws or regulations. XM may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

          (d) if the Option or portion thereof shall be exercised pursuant to this provisions of Section 3.C of this Agreement by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

Until the Committee notifies the Optionee to the contrary, the form attached to this Agreement as Exhibit A shall be used to exercise the Option.

     B.  Effect.  The exercise, in whole or in part, of the Option shall cause a
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reduction in the number of Covered Shares equal to the number of Shares with respect to which the Option is exercised.

6.   Restriction on Exercise and Upon Disposition of Shares of Common Stock
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     Issued Upon Exercise.
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     A.  Limitation on Exercise:  Notwithstanding any other provision of this
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Agreement, the Optionee agrees, for himself or herself and his or her successors, that XM shall not be required to honor the exercise of the Option if XM does not have in effect a registration statement under the Securities Act relating to the offer of Shares to the Optionee under the Plan, if XM reasonably determines that the exercise of such Option would violate the Securities Act. The Optionee further agrees, for himself or herself and his or her successors, that upon the issuance of any Shares upon the exercise of the Option, he or she will, upon the request of the XM, agree in writing that he or she is acquiring the Shares for investment only and not with a view to resale, and that he or she will not sell, pledge or otherwise dispose of such shares so issued, unless and until (a) XM is furnished with an opinion of counsel satisfactory to XM to the effect that registration of such shares pursuant to the Securities Act is not required by that Act and the rules and regulations thereunder; (b) the staff of the Securities and Exchange Commission has issued a "no-action" letter with respect to such disposition; or (c) such registration or notification as is, in the opinion of counsel for the corporation, required for the lawful disposition of such shares has been filed by XM and has become effective; provided, however, that XM is not obligated hereby to file any such registration or notification.

     B.  Limitation on Sale:  If XM has not completed an offering to the public
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(a "Public Offering") of its shares of common stock (or such class of shares into which such common stock has been converted), the Optionee agrees not to sell, pledge, or dispose of any Shares issued upon exercise of the Option, except to

XM as provided in paragraph C of this Section 6. If at any time XM does complete a Public Offering, it will cause the shares issuable upon the exercise of the Option to be registered under the Securities Act if required to permit the public sale of such Shares by the Optionee.

     C.  Repurchase by XM:  In the event that XM has not completed a Public
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Offering by the date the first anniversary of the In-Orbit Acceptance of XM's Second Satellite occurs, but in no event later than December 31, 2001, XM will determine and report to Optionee the fair market value as of recent date of a single share of XM's Common Stock as if XM were sold in its entirety in an arm's length transaction involving a willing buyer and a willing seller (the "Value"). Such determination will be made by the Board of Directors in good faith (and may be based, in the Board's discretion, upon a valuation by an appropriate appraiser selected by the Board). XM will cause a new valuation to be made annually thereafter unless prior to such time it has completed a Public Offering, and it may, in its sole discretion, undertake to have such valuations made more frequently than yearly intervals. From and after the date that any valuation is made and until it is superseded by a subsequent valuation, XM shall purchase for cash, from the holder of Common Stock issued upon exercise of the Option such number of shares as may be requested by such holder from time to time at a price per share equal to the then-current value, provided, that XM shall not be obligated to so purchase such shares if by the date of such request XM has completed a Public Offering.

     D.  Legends:  The Optionee further agrees that XM may place a legend
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embodying the foregoing restrictions on the certificates evidencing such shares.

7.   Representations and Warranties.  Upon exercise of the Option in whole or in
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part, the Optionee shall represent, warrant and acknowledge the following:

     A. The Optionee has made such investigations as the Optionee deems necessary and appropriate of the business and/or financial prospects of XM.

     B. The Option is being exercised and the Covered Shares are being acquired for investment for the Optionee's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, and the certificate for such stock may be legended to that effect, that such stock is not registered under federal or state securities laws and that the registration exemptions being relied on are the federal and state private or limited offering exemptions and the Optionee has no reason to believe that such exemptions are not applicable to the Optionee.

     C. The Optionee acknowledges that XM has made available to the Optionee the opportunity to obtain information to evaluate the merits and risks associated with this Agreement and the transactions contemplated thereby. The Optionee acknowledges that the investment contemplated by the Option involves a high degree of risk, including risks associated with XM's business operations and prospects including competition and the dependence on XM's technology and events beyond XM's control, the limits on transferability of the Option and Covered Shares, and the absence of a public market for the Covered Shares.

8.   Rights as Stockholder.  The Optionee shall have no rights as a stockholder
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with respect to any Covered Shares subject to the Option until and unless a certificate or certificates representing such shares are issued to the Optionee pursuant to this Agreement. Except as provided in Section 4 of this Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

9.   Employment.  Neither the granting of the Option evidenced by this Agreement
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nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of XM to employ or continue the employment of the Optionee for any period. Whenever reference is made in this Agreement to the employment of the Optionee, it means employment by XM or its Affiliate.

10.  Subject to the Plan.  The Option evidenced by this Agreement and the
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exercise of the Option are subject to the terms and conditions of the Plan, which are incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, the Option is subject to any rules and regulations promulgated by the Committee.

11.  Fractional Shares.  Notwithstanding anything contained herein to the
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contrary, following a Public Offering, Award exercises and issuances involving the issuance of Shares may only be effected in whole (and not fractional) shares.

12.  Applicable Law.  This Agreement shall be subject to the laws of the State
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of Delaware, without giving effect to the principles of conflict of laws thereof.

13.  Entire Agreement.  This Agreement is in lieu of and supersedes all prior
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agreements, representations, negotiations, or other understandings of the parties with respect to the subject matter hereof. It may not be amended or altered except in a writing signed by the Optionee and the authorized representatives of XM.

14.  Waiver and Severability.  A.  The waiver by either party of a breach of any
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provision of this Agreement shall not operate or be construed as a waiver of the same or any other breach by either of the parties to this Agreement, whether prior or subsequent.

     B. If any term or provision of this Agreement is determined by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the legality, validity, or enforceability of the remainder of this Agreement shall not thereby be affected, and this Agreement shall be deemed to be amended to the extent necessary to delete such provision.

15.  Headings:  The Section, paragraph, and subparagraph headings contained in
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this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Non-Qualified Stock Option Agreement to be signed effective as of the Date of Grant.

ATTEST:                             XM SATELLITE RADIO HOLDINGS INC.

____________                        By: _________________________________


Accepted and agreed to as of the Date of Grant:


____________
Optionee

____________
Name

                                  "EXHIBIT A"




                              EXERCISE OF OPTION




Chairman, Board of Directors
XM Satellite Radio Holdings Inc.
1250 23/rd/ Street NW
Washington, DC  20037

To the Board:

     The undersigned, the Optionee under the Non-Qualified Stock Option Agreement identified as Option No. __________, granted pursuant to the XM Satellite Radio Holdings Inc. 1998 Share Award Plan, hereby irrevocably elects to exercise the Option granted in the Agreement to purchase _______ shares of common stock of XM Satellite Radio Holdings Inc. ("XM"), par value $0.10 per share ("Shares"), and herewith makes payment of $__________ in the form of [cash, Common Stock, cash plus Common Stock, through the exercise of the cashless exercise program] for the shares purchased and $_________ in the form of _________________ [cash, Common Stock, cash plus Common Stock, through the exercise of the cashless exercise program] to cover the Corporation's withholding tax liability in respect of the purchase. (Please complete, and complete separate cashless exercise form as appropriate.)

     The Optionee hereby represents, warrants and acknowledges the following:

     A. The Optionee has made such investigations as the Optionee feels necessary and appropriate of the business and/or financial prospects of XM.

     B. The Shares are being acquired for investment for the Optionee's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, and the certificate for such stock may be legended to that effect, that such stock is not registered under federal or state securities laws and that the registration exemptions being relied on are the federal and state private or limited offering exemptions and the Optionee has no reason to believe that such exemptions are not applicable to the Optionee.

     C. The Optionee acknowledges that XM has made available to the Optionee the opportunity to obtain information to evaluate the merits and risks associated with this Agreement and the transactions contemplated thereby. The Optionee acknowledges that the investment contemplated by the Option involves a high degree of risk, including risks associated with XM's business operations and prospects including competition and the dependence on XM's technology and events beyond XM's control, the limits on transferability of the Shares, and the absence of a public market for the Shares.

[Note: Shares of Common Stock being delivered in payment of all or any part of the exercise price must be represented by certificates registered in the name of the Optionee and duly endorsed by the Optionee and by each and every other co-owner in whose name the shares may also be registered.]



Dated:  _____________________              ____________________________
                                                 (Signature of Optionee)

Date Received by
XM Satellite Radio Holdings Inc.: ________________________________

Received by:
              ________________________________

              ________________________________
              Name
              ________________________________
              Title

                                  "EXHIBIT B"



     Performance criteria required for the Optionee shall be established and/or modified from time to time by the Compensation Committee of the Board of Directors. Absent specific additional or substitute performance criteria, successful completion of the following objectives must be achieved, or the requirements waived, by the Compensation Committee of the Board, prior to the vesting of any stock options which carry performance requirements as a vesting criteria:

     Year One Performance Objectives:

     . Completion of private financing transaction in excess of $150 million . Recruitment of senior staff
     .  Execution of at least 5 of programming contracts

     Year Two Performance Objectives:

     . XM shall have successfully completed a public offering of its shares and be listed on a recognized public market exchange.

     . XM shall have secured sufficient additional capital resources to fund its operation during the year.

     Year Three Performance Objectives:

     . XM have secured sufficient funding, whether through debt or equity offerings, at least equaling its projected cash needs through its commercial service launch

     . XM shall not be in default on any of its financing instruments or major contracts.


By way of example, with respect to those Covered Shares subject to this Exhibit B, in order to exercise the first installment of the Option, the objectives relating to year one must be met (or waived); to exercise the second installment, the objectives relating to year two must be met (or waived); and to exercise the third installment, the objectives relating to year three must be met (or waived).

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